UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2009 (May 19, 2009)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                            Changes In Registrant's Certifying Accountant.

On May 19, 2009, Xfone, Inc. (the “Company”) dismissed Stark Winter Schenkein & Co., LLP (“SWS”) as the Company’s Independent Certified Public Accountants.  SWS had served as the Company’s Independent Certified Public Accountants for each of the fiscal years ended December 31, 2005, 2006, 2007 and 2008, and for the first quarter of 2009. The decision to dismiss SWS was approved by the Audit Committee of the Company’s Board of Directors.

During the fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods through the date of SWS’ dismissal, (i) there were no disagreements with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of SWS would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.  The reports of SWS on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company provided SWS with a copy of the foregoing disclosures and requested from SWS a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with such statements, made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from SWS will be filed by an amendment to this Current Report on Form 8-K when it becomes available.

On May 19, 2009, the Company engaged Virchow, Krause & Company, LLP and Baker Tilly (Horowitz Idan Goldstein Sabo Tevet) (formerly, Goldstein Sabo Tevet), independent members of Baker Tilly International, as the Company’s new independent accountants (collectively, “Baker Tilly”).

During the fiscal year ended December 31, 2008 and 2007, and the subsequent interim periods through the date of Baker Tilly’s engagement, neither the Company nor anyone on its behalf consulted Baker Tilly regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Baker Tilley that it concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

           The Company announced these events by press release on May 19, 2009, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: May 19, 2009	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of the Company dated May 19, 2009.